FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) December 5, 2005
                                                         ----------------

                            TRADESTAR SERVICES, INC.

                   formerly known as  Frontier Staffing, Inc.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


       Nevada                000-51229               51-0482104
    ---------------          ----------        --------------------------
    (State or other          (Commission       (IRS Employer File Number)
    jurisdiction of          File No.)
    incorporation)


             3451-A Candelaria NE, Albuquerque, New Mexico 87107
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (505) 872-3133
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Tradestar Services, Inc. and its subsidiary.

Item 5.01
Change in Control of Registrant
-------------------------------

Mr.Frederick A. Huttner, our Chief Financial Officer purchased a total of 2,500,000 shares of the Company from Mr. Clarence Downs, our President and major shareholder, through two groups controlled by Mr. Huttner. The purchase price for the shares was $0.05 per share. Each group gave recourse promissory notes due and payable on October 31, 2009. The two groups are the Huttner 1999 Partnership, Ltd. and the Sanders Huttner Partnership. Mr. Huttner owns a 50% interest in both groups. Mr. Huttner's wife owns 50% of The Huttner 1999 Partnership, Ltd. The Huttner 1999 Partnership, Ltd. previously owned 950,000 shares. The transaction closed on November 30, 2005. As a result, Mr. Huttner has a beneficial ownership of a total of approximately 31.5% of our company. Mr. Downs' ownership is now approximately 32.2%

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                           Tradestar Services, Inc.


Dated: December 5, 2005                    By: /s/ Frederick A. Huttner
                                             -----------------------
                                             Chief Financial Officer